Exhibit 99

       FLORIDA EAST COAST INDUSTRIES REPORTS THIRD QUARTER 2006 RESULTS

     -- Flagler 2006 Full Year Outlook Increased Reflecting Improved Leasing
                                   Activity --

    ST. AUGUSTINE, Fla., Nov. 2 /PRNewswire-FirstCall/ --

    Railway Results

    -- Third quarter 2006 Florida East Coast Railway (Railway) segment's revenues increased 6% to $63.4 million. Railway revenue increases were driven primarily by improved pricing including increased fuel surcharges.

    -- Railway segment's operating profit, which included $5.8 million of net insurance recoveries, increased to $22.1 million, compared to $16.5 million in the 2005 third quarter.

    Realty Operations' Results

    -- Third quarter 2006 realty rental revenues increased 17% to $25.5 million compared to the 2005 third quarter, primarily as a result of increased revenue contributions from new buildings delivered in 2005 and "same store" properties.

    -- Third quarter 2006 realty rental operating profit, which included $2.4 million of net insurance recoveries, was $10.8 million compared with $7.3 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense* increased to $18.2 million from $14.5 million in the third quarter 2005.

    -- Third quarter 2006 realty services revenues were $15.8 million up from $0.3 million in the 2005 third quarter as a result of the Codina Group acquisition in April 2006. Realty services operating profit increased to $1.4 million from $0.1 million in the third quarter 2005.

    Realty Sales

    -- Third quarter revenues from realty sales were $1.3 million compared to $3.5 million in the prior year quarter. Realty sales under contract or on the market at September 30, 2006 totaled $35.6 million.

    * A reconciliation to the most comparable GAAP measures is provided in the table on at the end of this release.

    Florida East Coast Industries, Inc. (FECI) (NYSE: FLA) today announced results for the three months ended September 30, 2006.

    Adolfo Henriques, Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., stated, "Both of our businesses continued to perform well, as evidenced by our third quarter results. Over the past several years the Railway's quarterly year over year volume growth has been above historical levels. During the third quarter, volume moderated, particularly in our aggregate business, as a result of the broader housing market slowdown. Our aggregate customers are shifting their focus from residential markets to infrastructure opportunities, and we expect long-term demand for aggregate, although lower than recent levels, to be positive. Our automobile volume declined in the quarter, due to a reduction in volume from the domestic automobile manufacturers. For the quarter, Railway revenues were up 6%, benefiting primarily from improved pricing. Operating profit increased at the Railway, primarily due to the receipt of insurance proceeds net of hurricane related expenses related to the 2005 hurricane season. To reflect year-to-date hurricane recoveries, net of costs, we have raised our operating profit outlook for the year, however, we expect growth to remain at more moderate levels for the remainder of the year and into 2007.

    Mr. Henriques continued, "Our real estate business remains strong, with overall occupancy at 94% as a result of strong tenant retention and solid leasing results. The fundamentals in our real estate business are trending favorably as rental rates continue to improve in all our markets. Rental demand remains strong as we continue to lease up new buildings and start others to meet existing and expected demand. As a result, we are increasing Flagler's 2006 full-year outlook to reflect better than expected leasing activity and to adjust for net hurricane recoveries and gains from involuntary conversions resulting from hurricane damages recorded in 2006."

    Consolidated Results

    For the third quarter 2006, FECI reported consolidated revenues of $107.0 million, compared to $86.7 million for the third quarter 2005 due to higher revenues at the Railway and Flagler and the contribution from the recently-acquired Codina Group. Third quarter 2006 revenues included realty sales of $1.3 million, compared to $3.5 million in the third quarter 2005. FECI reported consolidated third quarter 2006 net income of $13.4 million, or $0.38 per diluted share, compared to $10.7 million, or $0.32 per diluted share, for the prior year quarter.

    Railway Third Quarter Results

    -- Railway segment's revenues in the third quarter 2006 increased 5.8% to $63.4 million from $59.9 million in the prior year period, reflecting improved pricing and fuel surcharges, offset by a decrease in volume. Included in third quarter 2006 revenues was $6.3 million of fuel surcharges, an increase of $2.8 million over the prior year's quarter.

    -- Total carload revenues grew 3.3%, driven by year over year price increases offset by a decrease in volume of 5.1%. Aggregate revenues for the quarter increased 2.4%, however, volumes were down 3.7% due to a slowdown in the Florida residential market. Vehicle revenues and volumes decreased 3.7% and 16.7%, respectively, primarily due to decreased shipments from the domestic automobile manufacturers.

    -- Intermodal revenues (which includes drayage) increased 9.0% compared to the prior year period, marking its thirteenth consecutive quarter of revenue growth, reflecting primarily improved pricing, and increased local business from the motor carrier and retail segments. Local revenues were partially offset by a decline from the international segments, which benefited from a temporary shift in business to Port Everglades from the Port of New Orleans as a result of Hurricane Katrina in the third quarter of 2005.

    -- Railway segment's operating profit increased 33.7% to $22.1 million in the third quarter 2006 versus $16.5 million in the third quarter of 2005. Improvement in the third quarter 2006 operating profit was primarily due to net insurance recoveries of $5.8 million. As a result, FECR's operating ratio improved to 65.2% from 72.4% a year ago.

    Realty Second Quarter Results

    Rental Portfolio Results

    -- Realty rental revenues increased 16.7% to $25.5 million for the third quarter 2006 versus $21.9 million in the third quarter of 2005. The increased revenues resulted from buildings delivered in 2005 and 2006 ($2.9 million) and "same store" properties ($0.7 million).

    -- Realty rental operating profit for the third quarter 2006, which included $2.4 million of net insurance recoveries, was $10.8 million, compared to $7.3 million in the 2005 comparable period. Realty rental operating profit before depreciation and amortization expense for the quarter increased to $18.2 million, compared to $14.5 million in the third quarter 2005 due to buildings delivered in 2005 and 2006 ($2.0 million) and an increase in "same store" properties ($1.7 million). The increase in "same store" results were due primarily to net insurance recoveries ($2.4 million) and higher revenues ($0.7 million), which were offset by higher operating expenses ($1.4 million) related to increased insurance and property tax expense, compared to the third quarter 2005.

    -- Flagler's overall occupancy rate, at the end of the third quarter, decreased slightly to 94% compared to 95% at the end of the third quarter 2005 and the second quarter 2006.

    -- "Same store" occupancy decreased slightly to 95% at the end of the third quarter, compared to 96% at the end of the third quarter 2005, and is consistent with the second quarter 2006.

    Realty Services Results

    -- Third quarter 2006 realty services revenues were $15.8 million up from $0.3 million in the 2005 third quarter, as a result of the Codina Group acquisition in April 2006. Realty services operating profit increased to $1.4 million from $0.1 million in the third quarter 2005.

    Development, Leasing and Sales Activity

    At quarter end, Flagler had 13 projects in the lease-up and construction stages totaling 1,734,600 square feet (677,900 square feet in the lease-up stage of which 74% has been leased and 1,056,700 square feet in the construction stage), and 12 projects totaling 1,711,215 square feet are in pre-development.

    -- On August 31, 2006, we announced the lease of 78,000 square feet at Flagler's Deerwood North Office Park to Fidelity Investments. With this lease, Building 400 will be 100% occupied.

    -- On October 17, 2006, we announced the commencement of construction of Building 1200, an 118,296 square foot, four-story, Class-A office building which is expected to be completed by June 2007. The occupancy rate of existing buildings at Flagler Station, in Miami, is 99 percent.

    -- On October 25, 2006, we also announced plans to begin construction on Lakeside Three, which is expected to be completed in mid 2007. Lakeside One and Two at Flagler Center in Jacksonville are currently 63% and 100% leased, respectively. Both Class-A office buildings are 112,000 square feet.

    -- Property under sale contracts at September 30, 2006 totaled $11.5 million and other property either listed for sale or the sale contract is pending totaled $24.1 million. The Company expects full year 2006 realty sale proceeds of $50 to $60 million.

    Joint Venture Activity

    -- On August 1, 2006, the Company announced that Flagler Development Group entered into a joint venture with TIAA-CREF ("Teachers"), to develop a 54-acre park in Boca Raton, Florida. Flagler will have a 20% interest in the venture.

    -- On August 31, 2006, Flagler announced the launch of Downtown Doral, a 120 acre mixed-use Master-Planned Community. Downtown Doral is a joint venture with institutional investors advised by JP Morgan Asset Management - Real Estate. The venture holds an exclusive option to acquire and redevelop 77 acres within the 120-acre project.

    -- On September 6, 2006, Flagler announced that construction had commenced on Beacon Lakes Building 7 in Miami in August 2006. The building is a 192,200 square foot warehouse/distribution building situated on a 9.71 acre site. Beacon Lakes is a joint venture with AMB Properties.

    -- On November 1, 2006, Flagler announced the pre-sale of 6 industrial condos currently under construction in Beacon Villages at Beacon Lakes, and the start of a second 8-unit building. The Villages at Beacon Lakes is a joint venture with AMB Property Corporation.

    Capitalization

    -- The Company's available cash balance on September 30, 2006 was $17.2 million. Debt on September 30, 2006 was $335.4 million, composed primarily of non-recourse, fixed-rate real estate mortgages.

    -- During the third quarter 2006, the Company made capital investments of approximately $36 million, including $12 million at the Railway, and $24 million at Flagler.

    2006 Outlook

    The Company is adjusting its full-year 2006 outlook for the Railway to reflect net hurricane-related recoveries recorded in 2006. The 2006 full-year outlook for Flagler has been increased, reflecting better than expected leasing activity and net hurricane recoveries and gains recorded in 2006.

    Railway Outlook

    --  Revenue is expected to range between $265 - $275 million

    -- Operating profit is now expected to range between $79 - $81 million, reflecting year-to-date net hurricane-related proceeds, net of expenses, of $5.3 million

    -- Capital expenditures, before the purchase of any strategic land parcels, is now expected to range between $42 - $47 million. Capital expenditures were adjusted downward to reflect the Company's decision to now lease 4 new locomotives. Included in capital expenditures is approximately $7 million for the construction of 11 miles of siding from Indian River to Frontenac.

    Flagler Outlook

    -- Realty rental revenues are now expected to range between $94 - $99 million; an increase of 8 - 13% over 2005

    -- Realty rental operating profit before depreciation and amortization expense is now expected to range between $61 - $64 million; an increase of 9 - 15% over 2005

    -- Realty rental operating profit is now expected to range between $30 - $33 million

    -- Capital investment (which includes investments in joint ventures), before any land acquisitions, is expected to range between $100 - $120 million. Land acquisitions during the first nine months totaled $90.0 million, of which $65.5 million was purchased as part of the Codina acquisition.

    As previously announced, in March 2006 a federal judge for the Southern District of Florida ruled that several mining permits for aggregate quarries were not adequately evaluated by the United States Army Corps of Engineers. The court has been conducting a hearing to consider whether to issue any interim orders pending additional evaluation by the Corps of Engineers. The outlook provided above does not include the impact, if any, of an interruption or suspension of aggregate mining that may be mandated if such an order were issued.

    About Florida East Coast Industries, Inc.

    Florida East Coast Industries, Inc., headquartered in St. Augustine, FL, conducts operations through two distinct businesses, Flagler Development Group (Flagler), its commercial real estate operation, and Florida East Coast Railway, L.L.C. (FECR). Flagler owns, develops, leases and holds in joint ventures, approximately 8.8 million square feet of Class-A office and industrial space, as well as an additional 1,056,700 square feet under construction. Flagler space consists of Class-A office and industrial properties, primarily in Jacksonville, Orlando, Ft. Lauderdale and Miami. In addition, Flagler provides construction, consulting, third party brokerage and property management (approximately 10.5 million square feet) services and owns 828 acres of entitled land in Florida, which is available for development of up to an additional 15.8 million square feet and Flagler owns approximately 3,158 acres of other Florida properties. FECR is a regional freight railroad that operates 351 miles of mainline track from Jacksonville to Miami and provides intermodal drayage services at terminals located in Atlanta, Jacksonville, Ft. Pierce, Ft. Lauderdale and Miami. For more information, visit the Company's Web site at http://www.feci.com.

    Florida East Coast Industries, Inc. will hold a conference call to discuss third quarter 2006 results this morning, Thursday, November 2, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This call and accompanying slide presentation will be webcast live by Verizon Business and can be accessed at the Company's website, www.feci.com, with an archived version of the webcast available approximately two hours after completion of the call. The dial-in numbers for the call are (888) 889-1954 or (517) 623-4000, and entering passcode 110206. A replay of the call will be available approximately one hour after completion of the call through November 16, 2006 by dialing (866) 396-7636 or
(203) 369-0521.

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company's present expectations or beliefs concerning future events. These statements may be identified by the use of words like "plan," "expect," "aim," "believe," "project," "anticipate," "intend," "estimate," "will," "should," "could," "may", and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, ability to reinvest (tax deferred) sales proceeds into qualifying ss.1031 properties, future growth potential of the Company's lines of business, performance of the Company's product offerings, issuance of contingent consideration, timing and other similar expressions concerning matters that are not historical facts, and projections relating to the Company's financial results. The Company cautions that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers' business cycles; a slow down in construction activities in Florida, including the residential market; ability to pass through fuel surcharges to customers; the Railway's ability to purchase low sulfur diesel fuel; ability to add capacity to support increase in volume or maintain fluidity to railway; ongoing challenges in the US domestic auto makers ability to be competitive; consolidation within industries of the Company's customers; changes in the ability of the Company to complete its financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount; changes in insurance markets including availability of windstorm coverage, increases in insurance premiums and deductibles; timing and amount of issuance of contingent consideration; natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from the Company prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers' inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; the ability of the Company to close the Beacon Countyline C&D facility at the current estimated costs; the impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers on the Company's rail volumes; and other risks inherent in the real estate and other businesses of the Company. Further information on these and other risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's most recently filed Forms 10-K and 10-Q. The Company assumes no obligation to update the information contained in this news release, which speaks only as of its date.

                       FLORIDA EAST COAST INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                (dollars in thousands, except per share amounts)
                                   (unaudited)

                                               Three Months                     Nine Months
                                            Ended September 30              Ended September 30
                                       ----------------------------    ----------------------------
                                           2006            2005            2006            2005
                                       ------------    ------------    ------------    ------------
Operating revenues:
  Railway operations                         63,396          59,902         200,476         175,336

Realty rental and services                   42,197          23,289         101,722          66,986
Flagler CAM recoveries
 associated with
 hurricane costs                                101               -             312               -
      Total realty rental
       and services                          42,298          23,289         102,034          66,986

    Realty sales                              1,332           3,482          47,410          10,261
Total revenues                              107,026          86,673         349,920         252,583

Operating expenses:
  Railway operations                         47,102          43,079         144,732         127,578
  Hurricane recoveries,
   net of expenses                           (5,788)            304          (5,329)            304
      Total railway
       operations                            41,314          43,383         139,403         127,882

  Realty rental and
   services                                  39,845          18,863          93,251          54,503
  Hurricane recoveries,
   net of expenses                           (2,563)            221          (1,641)            280
      Total realty rental
       and services                          37,282          19,084          91,610          54,783

  Realty sales                                  674           1,326          32,412           2,147
  Corporate general &
   administrative                             3,609           3,451          11,489          19,105
Total expenses                               82,879          67,244         274,914         203,917

Operating profit                             24,147          19,429          75,006          48,666
Minority interest                                34               -              38               -
Income from investment in
 unconsolidated joint ventures                   67               -               9               -
Interest income                                 153             374           1,264           1,117
Interest expense                             (5,134)         (5,074)        (15,317)        (14,821)
Other income                                  2,363           2,383           8,275          11,632
                                             (2,517)         (2,317)         (5,731)         (2,072)

Income before income taxes                   21,630          17,112          69,275          46,594
Provision for income taxes                   (8,138)         (6,387)        (25,909)        (17,394)

Income from continuing
 operations                                  13,492          10,725          43,366          29,200

Discontinued Operations

(Loss) Gain on disposition
  of discontinued operations
 (net of taxes)                                (111)              -           5,713               -

Net income                                   13,381          10,725          49,079          29,200

Earnings Per Share

Income from continuing
 operations - basic                    $       0.39    $       0.33    $       1.27    $       0.91
Income from continuing
 operations - diluted                  $       0.38    $       0.32    $       1.26    $       0.89
(Loss) Gain on disposition
 of discontinued
 operations - basic                    $      (0.01)              -    $       0.17               -
Gain on disposition of
 discontinued
 operations - diluted                             -               -    $       0.17               -
Net income - basic                     $       0.38    $       0.33    $       1.44    $       0.91
Net income - diluted                   $       0.38    $       0.32    $       1.43    $       0.89

Average shares
 outstanding - basic                     34,933,849      32,503,303      34,147,821      32,170,430
Average shares
 outstanding - diluted                   35,060,743      33,079,757      34,356,450      32,850,807

    (Prior year's results have been reclassified to conform to current year's presentation, including discontinued operations.)

                         INFORMATION BY INDUSTRY SEGMENT
                             (dollars in thousands)
                                   (unaudited)

                                               Three Months                    Nine Months
                                            Ended September 30              Ended September 30
                                       ----------------------------    ----------------------------
                                           2006            2005            2006            2005
                                       ------------    ------------    ------------    ------------
Operating Revenues
Railway operations:
Total Railway                                63,396          59,902         200,476         175,336
Flagler:
  Realty rental revenues                     25,428          21,867          71,274          63,164
  CAM recoveries associated with
   hurricane costs                              101               -             312               -
Total realty rental revenues                 25,529          21,867          71,586          63,164
  Realty services revenues                   15,765             274          27,110             504
  Land use revenues                             129             202             490             663
Total Flagler realty rental and
 services revenues                           41,423          22,343          99,186          64,331
  Flagler realty sales                        1,193           1,307          42,618           2,780
  Railway realty rental revenues                875             946           2,848           2,655
  Railway realty sales                          139           2,175           4,792           7,481
Total realty                                 43,630          26,771         149,444          77,247
Total Revenues                              107,026          86,673         349,920         252,583

Operating Expenses
Railway operations:
  Railway operations                         47,102          43,079         144,732         127,578
  Hurricane recoveries, net of
   expenses                                  (5,788)            304          (5,329)            304
Total Railway                                41,314          43,383         139,403         127,882
Flagler:
  Realty rental expenses                     17,128          14,528          48,432          42,225
  Hurricane recoveries, net of
   expenses                                  (2,360)             28          (1,623)             51
Total realty rental expenses                 14,768          14,556          46,809          42,276

  Realty services expenses                   14,328             156          25,041             317
  Land & overhead expenses                    7,971           3,680          18,636          10,546
Total Flagler realty rental and
 services expenses                           37,067          18,392          90,486          53,139

  Flagler realty sales                          659             471          31,126             883

  Railway realty rental expenses                418             499           1,142           1,415
  Hurricane recoveries, net of
   expenses                                    (203)            193             (18)            229

Total Railway realty rental expenses            215             692           1,124           1,644
  Railway realty sales                           15             855           1,286           1,264
Total realty                                 37,956          20,410         124,022          56,930
  Corporate general & administrative          3,609           3,451          11,489          19,105
Total Expenses                               82,879          67,244         274,914         203,917

Operating Profit (Loss)
Railway operations                           22,082          16,519          61,073          47,454
Realty                                        5,674           6,361          25,422          20,317
Corporate general & administrative           (3,609)         (3,451)        (11,489)        (19,105)
Segment & consolidated operating
 profit                                      24,147          19,429          75,006          48,666

Minority interest                                34               -              38               -
Income from investment in
 unconsolidated joint ventures                   67               -               9               -
Interest income                                 153             374           1,264           1,117
Interest expense                             (5,134)         (5,074)        (15,317)        (14,821)
Other income                                  2,363           2,383           8,275          11,632
                                             (2,517)         (2,317)         (5,731)         (2,072)

Income before income taxes                   21,630          17,112          69,275          46,594

             (Prior year's results have been reclassified to conform
                        to current year's presentation.)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (dollars in thousands)

                                                 September 30    December 31
                                                     2006           2005
                                                 ------------   ------------
                                                  (unaudited)
Assets
Cash and equivalents                                   17,185         75,990
Other current assets                                   83,707         61,834
Properties, less accumulated depreciation           1,153,468        955,395
Other assets and deferred charges                     126,681         44,525
Total Assets                                        1,381,041      1,137,744

Liabilities and Shareholders' Equity
Short-term debt                                         5,437          5,198
Other current liabilities                             103,748         62,934
Deferred income taxes                                 215,533        187,241
Long-term debt                                        329,932        332,760
Other liabilities                                      35,060         11,449
Minority interest in joint ventures                     4,811              -
Shareholders' equity                                  686,520        538,162
  Total liabilities and shareholders' equity        1,381,041      1,137,744

    (Prior year's results have been reclassified to conform to current year's presentation)

                       FLORIDA EAST COAST INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)
                                   (unaudited)

                                                             Nine Months Ended
                                                               September 30
                                                       ----------------------------
                                                           2006            2005
                                                       ------------    ------------
Cash Flows from Operating Activities
  Net income                                                 49,079          29,200
  Adjustments to reconcile net income to cash
   generated by operating activities                         35,337          41,388
  Changes in operating assets and liabilities                 9,114          (6,093)
  Net cash generated by operating activities                 93,530          64,495

Cash Flows from Investing Activities
  Purchase of properties and equipment                     (112,368)       (152,256)
  Acquisition of Codina Group, Inc. and
   related interests, net of cash acquired                  (65,804)              -
  Investment in unconsolidated joint ventures                (8,479)              -
  Decrease in restricted cash                                 1,445               -
  Proceeds from hurricane related insurance
   settlement                                                 3,343               -
  Proceeds from disposition of assets, including
   those discontinued                                        58,701          10,261
  Net cash used in investing activities                    (123,162)       (141,995)

Cash Flows from Financing Activities
  Borrowings from long term debt                                272               -
  Payments of mortgage debt                                  (3,870)         (3,645)
  Payments of acquired debt                                 (30,117)              -
  Payment of dividends                                       (6,976)         (5,540)
  Tax benefit associated with equity based
   compensation                                               3,116           3,924
  Other                                                       8,402          15,369
  Net cash (used in)/provided by financing
   activities                                               (29,173)         10,108

Net Decrease in Cash and Cash Equivalents                   (58,805)        (67,392)
Cash and Cash Equivalents at Beginning of Period             75,990         126,166
Cash and Cash Equivalents at End of Period                   17,185          58,774

    (Prior year's results have been reclassified to conform to current year's presentation)

                            RAILWAY OPERATING RESULTS
                             (dollars in thousands)
                                   (unaudited)

                                            Three Months               Nine Months
                                         Ended September 30        Ended September 30
                                       -----------------------   -----------------------
                                          2006         2005         2006         2005
                                       ----------   ----------   ----------   ----------
Operating revenues                         630,396       59,902      200,476      175,336
Operating expenses                         41,314       43,383      139,403      127,882

Operating profit                           22,082       16,519       61,073       47,454

Operating ratio                              65.2%        72.4%        69.5%        72.9%

Railway segment's operating profit
 before depreciation                       27,733       22,036       77,787       63,741
Total FECR legal entity EBITDA             31,163       26,318       91,886       83,517

                                     TRAFFIC
                         Three Months Ended September 30
                        (dollars and units in thousands)
                                   (unaudited)

                                2006       2005      Percent     2006       2005      Percent
                                Units     Units     Variance   Revenues   Revenues   Variance
                              --------   --------   --------   --------   --------   --------
Commodity
Rail Carloads
  Crushed stone
   (aggregate)                    34.0       35.3       (3.7)    18,414     17,983        2.4
  Construction materials           1.8        1.9       (5.3)     1,480      1,385        6.9
  Vehicles                         4.0        4.8      (16.7)     3,813      3,959       (3.7)
  Foodstuffs & kindred             3.1        3.3       (6.1)     2,953      2,851        3.6
  Chemicals & distillants          0.9        0.8       12.5      1,419      1,114       27.4
  Paper & lumber                   1.6        1.7       (5.9)     1,887      1,908       (1.1)
  Other                            2.9        3.1       (6.5)     2,567      2,287       12.2
  Total carload                   48.3       50.9       (5.1)    32,533     31,487        3.3
Intermodal                        79.5       80.4       (1.1)    29,709     27,254        9.0
  Total freight
   units/revenues                127.8      131.3       (2.7)    62,242     58,741        6.0
Ancillary revenue                    -          -          -      1,154      1,161       (0.6)
Railway segment revenues             -          -          -     63,396     59,902        5.8

                             REALTY SEGMENT REVENUES
                                   (unaudited)

                                                      Three Months      Three Months
                                                          Ended           Ended
(dollars in thousands)                                Sept. 30 2006    Sept. 30 2005
--------------------------------------------------   --------------   --------------
Rental revenues - Flagler                            $       20,907   $       18,406
Rental income - straight-line rent adjustments                  673            1,109
Operating expense recoveries                                  3,817            2,313
Operating expense recoveries - hurricane related                101                -
Rental revenues - undeveloped land                                8                6
Other rental revenues                                            23               33
  Total rental revenues - Flagler Properties         $       25,529   $       21,867

Construction revenues                                $       10,829   $            -
Brokerage revenues                                            2,406              274
Property management                                           1,562                -
Development & other services                                    968                -
Total realty services revenues                       $       15,765   $          274
Land use revenues                                               129              202
  Total rental and services
   revenues - Flagler Properties                     $       41,423   $       22,343

Rental revenues - Railway                                       875              946
    Total rental and services revenues               $       42,298   $       23,289

Building and land sales - Flagler                             1,193            1,307
Building and land sales - Railway                               139            2,175
    Total building and land sales revenues           $        1,332   $        3,482
  Total realty segment revenues                      $       43,630   $       26,771

    (Prior year's results have been reclassified to conform to current year's presentation.)

                             REALTY SEGMENT EXPENSES
                                   (unaudited)

                                                      Three Months      Three Months
                                                          Ended           Ended
(dollars in thousands)                                Sept. 30 2006    Sept. 30 2005
--------------------------------------------------   --------------   --------------
Real estate taxes - developed                        $        2,736   $        2,224
Repairs & maintenance - recoverable                             994              736
Recoverable Expenses - hurricane related                       (465)              28
Services, utilities, management costs                         5,820            4,326
    Total expenses subject to recovery -
     Flagler properties                              $        9,085   $        7,314

Real estate taxes - Flagler undeveloped land         $            -   $          (54)
Repairs & maintenance - non-recoverable                          74              131
Non-recoverable expenses - hurricane related                     18                -
Depreciation & amortization                                   7,482            7,159
SG&A - non-recoverable - Flagler                                 22                6
    Total - non-recoverable expenses - Flagler
     properties                                      $        7,596   $        7,242
    Gain on involuntary conversion of assets,
     hurricane related                               $       (1,913)  $            -
Total rental expenses - Flagler properties           $       14,768   $       14,556

Construction expenses                                $       10,920                -
Brokerage expenses                                            1,893   $          156
Property management                                           1,044                -
Development & other services                                    471                -
Total realty services expenses                       $       14,328   $          156
Land use expenses                                    $        7,971   $        3,680
Total rental and services expenses - Flagler
 properties                                          $       37,067   $        8,392

Real estate taxes - Railway                          $          163   $          128
Depreciation & amortization - Railway                            22               17
Non-recoverable expenses - hurricane related                   (203)             193
SG&A - non-recoverable - Railway                                233              354
    Total rental expenses - Railway                  $          215   $          692
  Total rental & services expenses                   $       37,282   $       19,084

Realty sales expenses - Flagler properties                      659              471
Realty sales expenses - Railway                                  15              855
    Total realty sales expenses                      $          674   $        1,326
Total operating expenses                             $       37,956   $       20,410

           (Prior year's results have been reclassified to conform to current year's presentation.)

                         FLAGLER REAL ESTATE STATISTICS

                                                  Three Months
                                                 Ended Sept. 30
                                             -----------------------
                                                2006         2005
                                             ----------   ----------
Property types(1)
 Office (sq. ft. in 000's)                        3,475        3,112
 Industrial (sq. ft. in 000's)                    4,383        4,037
 Retail (sq. ft. in 000's)                           43           43

100%-owned properties*
 Rentable square feet (in 000's)                  7,901        7,192
 Occupied square feet (in 000's)                  7,426        6,829
 Number of buildings held in partnership             68           63
 Ending occupancy rate                               94%          95%

Buildings held in Partnership*
 Rentable SF (in 000s)                              206            -
 Occupied SF (in 000s)                              206            -
 Number of Buildings Owned                            1            -
 Occupancy Rate                                     100%           0%

Same store statistics
 Same store square footage (in 000's)             6,602        6,602
 Same store occupancy (sq. ft. in 000's)          6,281        6,331
 Same store buildings                                60           60
 Same store revenues (in 000's)              $   19,945   $   19,204
 Ending same store occupancy rate                    95%          96%

Properties in pipeline**
 Number of projects                                  25           15
 Lease-up (sq. ft. in 000's)                        678          563
 In construction (sq. ft. in 000's)               1,057          430
 Predevelopment (sq. ft. in 000's)                1,711        1,059
 Total                                            3,446        2,052

Entitlements pipeline ***
 Acres                                              828          749
 Total square feet (in 000's)                    15,756       10,942
 Office (sq. ft. in 000's)                        7,796        8,165
 Industrial (sq. ft. in 000's)                    7,294        2,186
 Commercial (sq. ft. in 000's)                      666          591
 Multi-family (in units)                            260          500
 Hotel Rooms                                        253          380

*   Excludes properties in the lease-up and construction phases.
**  Includes buildings held in joint ventures.
*** Includes land currently on the market or under contract to be sold, as well as property held in joint ventures.

(1) Includes reclass of FC OW2 and OW3 from office/showroom/warehouse to office for both years shown.

                   RECONCILIATION OF NON-GAAP TO GAAP MEASURES
                             (dollars in thousands)
                                   (unaudited)

                                        Three Months               Nine Months
                                       Ended Sept. 30            Ended Sept. 30
                                   -----------------------   -----------------------
                                      2006         2005         2006         2005
                                   ----------   ----------   ----------   ----------
Railway segment's operating
 profit *                              22,082       16,519       61,073       47,454
Railway segment's depreciation
 expense                                5,651        5,517       16,714       16,287
Railway segment's operating
 profit before depreciation            27,733       22,036       77,787       63,741

Total FECR legal entity
 net income                            16,709       13,606       50,195       43,435
Depreciation expense
 - legal entity                         5,724        5,576       16,929       16,447
Interest income                        (1,980)        (968)      (5,227)      (2,237)
Income tax expense                     10,710        8,104       29,989       25,872
Total FECR legal entity EBITDA         31,163       26,318       91,886       83,517

* Includes $3.7 million in the three month and nine month 2006 periods related to utility service interruption insurance settlement related to Hurricane Wilma.

                                                                                       (in
                                                                                     millions)
                                     Three Months               Nine Months          Outlook
                                    Ended Sept. 30            Ended Sept. 30        Full Year
                                -----------------------   -----------------------   ----------
                                   2006         2005         2006         2005         2006
                                ----------   ----------   ----------   ----------   ----------
Realty rental revenues              25,529       21,867       71,586       63,164
Realty rental expenses              14,768       14,556       46,809       42,276
Realty rental operating
 profit                             10,761        7,311       24,777       20,888   $    30-33
Realty rental
 depreciation and
 amortization expense                7,482        7,159       22,165       20,397   $       31
Realty rental operating
 profit before depreciation
 and amortization                   18,243       14,470       46,942       41,285   $    61-64

The Company reports certain non-GAAP measures for the Company's railway business and a portion of its real estate business. The Company believes these measures to be performance measures that investors commonly use to value the relevant businesses and to evaluate their ongoing performance. The Company operates in two distinctly different lines of business, railway and realty, which many investors value and evaluate separately, using metrics similar to the non-GAAP financial measures provided by the Company. The Company also uses some of these measures internally as part of its incentive compensation plans for management employees.

(Prior year's results have reclassified to conform to current year's presentation.)

SOURCE  Florida East Coast Industries, Inc.
    -0-                             11/02/2006
    /CONTACT: Bradley D. Lehan, Vice President-Treasurer of Florida East Coast Industries, Inc., +1-904-819-2128/
    /Web site:  http://www.feci.com/